Exhibit 10.10

Prestige Capital Corporation
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            2 EXECUTIVE DRIVE    FORT LEE, NEW JERSEY 07024       (201) 944-4455

                           Purchase and Sale Agreement

1. ASSIGNMENT. PRESTIGE CAPITAL CORPORATION ("Prestige") hereby buys and NORTHGATE INNOVATIONS, INC. ("Seller") hereby sells, transfers and assigns all of Seller's right, title and interest in and to those specific accounts receivable owing to Seller as set forth on the assignment forms provided by Prestige (the "Assignments") together with all rights of action accrued or to accrue thereon, including without limitation, full power to collect, sue for, compromise, assign or in any other manner enforce collection thereof in Prestige's name or otherwise. (All of Seller's accounts receivable and contract rights which are presently or at any time hereafter assigned by Seller, and accepted by Prestige, are collectively referred to as the "Accounts").

2. ADVANCE. Upon Prestige's receipt and acceptance of each Assignment, Prestige shall pay to Seller SEVENTY-FIVE percent (75%) of the face value of the Accounts therein described (the "Down Payment") provided, however, that Prestige agrees to consider in good faith an increase in the Down Payment to Eighty Percent (80%) after ninety (90) days of satisfactory compliance with the terms of this Contract, (including, but not limited to dilution on Accounts of less than 5%).

3. RESERVE. Prestige will hold in reserve the difference between the Purchase Price (hereinafter defined) and the Down Payment (the "Reserve") and provided there are no outstanding chargebacks or disputes relating to the Accounts, will pay to Seller, by wire transfer, the Reserve, less any sums due Prestige hereunder, on the Friday following the Monday in which the Accounts have been collected in good funds, charged back and/or deemed collected by Prestige due to an account debtor's (hereinafter defined) insolvency. For purposes of this Agreement, the term "Purchase Price" shall mean the face value of Accounts, less; Prestige's discount fee described in paragraph 4 below, returns, credits, allowances and discounts.

4. DISCOUNT. Prestige's purchase of the Accounts from Seller shall be at a discount fee which is deducted from the face value of each Account upon collection. The discount fee, which shall be based on the number of days an Account is outstanding from the date of the Down Payment, shall be as follows:
If paid within 35 days a discount fee of THREE percent (3%); if paid within 45 days a discount fee of FOUR percent (4%); if paid within 55 days, a discount fee of FIVE percent (5%); if paid within 65 days; a discount fee of SIX percent (6%); if paid within 80 days, a discount fee of SEVEN percent (7%); if paid within 95 days, a discount fee of EIGHT percent (8%); and an additional ONE percent (1%) discount fee for each 15 day period thereafter until the Account is paid. At any time after the date of the Down Payment, Seller may repurchase any Account for a purchase price equal to the Down Payment plus the applicable discount fee for such date under this paragraph 4.

5. WARRANTIES, REPRESENTATION AND COVENANTS. As an inducement for Prestige's entering into this Agreement and with full knowledge that the truth and accuracy of the warranties, representations and covenants in this Agreement are being relied upon by Prestige, instead of the delay of a complete credit investigation, Seller warrants, represents and covenants that:

     (a) Seller is properly licensed and authorized to operate the business of manufacturing & sales of computer systems;

     (b) Seller is the sole and absolute owner of the Accounts and has the full legal right to make said sale, assignment and transfer;

     (c) The correct amount of each Account will be set forth on the Assignments;

     (d) Each Account is an accurate and undisputed statement of indebtedness from an account debtor for a sum certain, without offset or counterclaim and which is due and payable in ninety days or less;

     (e) Each Account is an accurate statement of a bona fide sale, delivery and acceptance of merchandise or performance of service by Seller to an account debtor;

     (f) Seller does not own, control or exercise dominion in any way whatsoever, over the business of any account debtor;

     (g) All financial records, statements, books or other documents shown to Prestige by Seller at any time either before or after the signing of this Agreement are true and accurate;

     (h) Seller will not under any circumstance or in any manner whatsoever, interfere with any of Prestige's rights under this Agreement;

     (i) Seller has not and will not, at any time, permit any lien, security interest or encumbrance to be created upon any of its accounts receivable without the prior written consent of Prestige;

     (j) Seller will not change or modify the terms of the Accounts with any account debtor unless Prestige first consents in writing;

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     (k)  Seller will notify Prestige in writing in advance of: any change in
          Seller's place of business; Seller having or acquiring more than one place of business; any change in Seller's chief executive office; and/or any change in the office or offices where Seller's books and records concerning accounts receivable are kept;

     (l) Seller will immediately notify Prestige of any proposed or actual change of the Seller's and/or any account debtor's identity, legal entity or corporate structure;

     (m) All invoices will state plainly on their face that payments are to be remitted only to the P. O. Box set forth in Seller's notification letter to the Accounts; and

     (n) No account shall be on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis;

     The warranties, representations and covenants contained in this paragraph 5 shall be continuous and be deemed to be renewed each time Seller assigns Accounts to Prestige. Notwithstanding the provisions contained in paragraph 6 of this Agreement, Prestige shall have recourse against the Seller in the event that any of the warranties, representations and covenants set forth in this paragraph 5 are breached.


6. NO RECOURSE. Prestige shall have recourse against Seller in all instances except if payments are not received due to the "Insolvency" of an account debtor within 90 days of invoice date. For purposes of the foregoing, Insolvency shall be deemed to have occurred only when: (a) a voluntary or involuntary bankruptcy proceeding for the relief of an account debtor under either Chapter 7 or Chapter 11 shall have been instituted in a United States Bankruptcy Court; (b) a receiver is appointed for the whole or any part of the property of an account debtor; (c) an account debtor's assets shall have been sold under a writ of execution or attachments, or a writ of execution shall have been returned unsatisfied; (d) an account debtor shall have absconded; or (e) an account debtor's assets shall have been sold under levy by any taxing authority or by a landlord.

7. CHARGE-BACK. In the event that any Account is not paid within 90 days of invoice date for any reason whatsoever (other than as a result of an account debtor's Insolvency), including, without limitation, any alleged defense, counterclaim, offset, dispute or other claim (real or merely asserted) whether arising from or relating to the sale of goods or rendition of services or arising from or relating to any other transaction or occurrence, then in any such event Prestige shall have the right to chargeback such Account to Seller at the Down Payment of the Account plus the applicable discount fee under paragraph
4. Upon any chargeback, Prestige will reassign the Account involved to Seller, provided there are no outstanding chargebacks or disputes relating to the Accounts. Seller acknowledges that all amounts chargeable to Seller's account under this Agreement shall be payable by Seller on demand.

8. NOTICE OF DISPUTE. Seller must immediately notify Prestige of any disputes between any account debtor and Seller.

9. SETTLEMENT OF DISPUTE. Prestige may, at its option, settle any dispute with any account debtor; provided that Prestige must give Seller at least ten days prior written notice of Prestige's intention to settle any such dispute, and Seller will have the right to repurchase the applicable Account pursuant to paragraph 4. Such settlement does not relieve Seller of any of its obligations under this Agreement.

10. SOLE PROPERTY. Once Prestige has purchased the Accounts, the payment from account debtors relative to the Accounts is the sole property of Prestige.

11. SECURITY INTEREST. As a further inducement for Prestige to enter into this Agreement, and as security for the prompt performance, observance and payment of all obligations owing by Seller to Prestige, Seller hereby grants to Prestige a continuing security interest in and lien upon the following (herein collectively referred to as the "Collateral"): all accounts (as such term is defined in the Uniform Commercial Code), whether now owned or hereafter created or acquired by Seller, wherever located, and all replacements and substitutions therefore, accessions thereto, and products and proceeds thereof.

12. FINANCING STATEMENTS. Seller will, at its expense perform all acts and execute all documents reasonably requested by Prestige at any time to evidence, perfect, maintain and enforce Prestige's security interest and other rights in the Collateral and the priority thereof.

13. HOLD IN TRUST. Seller will hold in trust and safekeeping, as the property of Prestige and immediately turn over to Prestige, the identical check or other form of payment received by Seller if payment on the Accounts comes into Seller's possession. Should Seller come into possession of a check comprising payments owing to both Seller and Prestige, Seller shall turn over said check to Prestige. In the event a payment belonging to Prestige is improperly deposited into Seller's bank account, Prestige reserves the right to impose a penalty upon Seller of up to 20% of the face amount of any check so improperly deposited. Should Prestige come into possession of any

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payment to Seller other than for payment on the Accounts, Prestige will hold such payment in trust and safekeeping, as the property of Seller, and pay to Seller, by wire transfer, all such amounts within 48 hours of receipt by Prestige, provided there are no pending charge-backs or material defaults by Seller.

14. FINANCIAL RECORDS. Seller will furnish to Prestige financial statements and such other information as is, from time to time, reasonably requested by Prestige, which statements will be held in strict confidence by Prestige until such time as they are publicly disseminated.

15. BOOK ENTRY. Seller will immediately, upon the sale of the Accounts, make the proper entry on its books and records disclosing the absolute sale of the Accounts to Prestige.

16. POWER OF ATTORNEY. In order to implement this Agreement, Seller irrevocably appoints Prestige its special attorney in fact or agent with power to:

     (a) Strike out Seller's address on any correspondence to any account debtor and put on Prestige's address;

     (b)  Receive and open all mail addressed to Seller via Prestige's address;

     (c) Endorse the name of Seller or Seller's trade name on any checks or other evidences of payment that may come into the possession of Prestige in connection with the Accounts;

     (d) In Seller's name, or otherwise, demand, sue for, collect any and all monies due in connection with the Accounts; provided that Prestige must give Seller at least ten days prior written notice of Prestige's intention to sue for collection, and Seller will have the right to repurchase the applicable Account pursuant to paragraph 4; and

     (e) In Seller's name, compromise, prosecute or defend any action, claim or proceeding relative to the Accounts; provided that Prestige must give Seller at least ten days prior written notice of Prestige's intention to take any such action, and Seller will have the right to repurchase the applicable Account pursuant to paragraph 4;

The authority granted to Prestige shall remain in full force and effect until the Accounts are paid in full or repurchased by Seller and the entire indebtedness of Seller to Prestige is discharged. Prestige acknowledges that Seller will be the primary contact with the account debtors regarding collection of the Accounts. Notwithstanding the foregoing, Prestige reserves the absolute right to contact the account debtors for collection, which right shall be exercised in a reasonable manner.

17. NOTIFICATION OF ACCOUNTS. Upon a default by Seller, Prestige may notify any Account utilizing an audit control company, any agent of Prestige or any other means deemed appropriate by Prestige.

18. NO ASSUMPTION. Nothing contained in this Agreement shall be deemed to impose any duty or obligation upon Prestige in favor of any account debtor and/or any other party in connection with the Accounts.

19. FUTURE ASSIGNMENTS. Seller may from time to time, at Seller's option, sell, transfer and assign different Accounts to Prestige. The future sale of any Accounts shall be subject to and governed by this Agreement and such Accounts shall be identified by separate and subsequent Assignments.

20. DISCRETION. Nothing contained in this Agreement shall be construed to impose any obligation upon Prestige to purchase Accounts from Seller. Prestige shall at its sole discretion determine which Accounts it shall purchase. Further, Prestige shall have the absolute right at any time to cease accepting any further assignments from Seller.

21. LEGAL FEES; EXPENSES. Seller will pay on demand any and all collection expenses and reasonable attorneys' fees that Prestige incurs in the event it should become necessary for Prestige to enforce its rights under this Agreement.

22. BINDING ON FUTURE PARTIES. This Agreement shall inure to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the parties hereto, except that Seller may not assign or transfer any or all of its rights and obligations under this Agreement to any party without the prior written consent of Prestige.

23. WAIVER; ENTIRE AGREEMENT. No failure or delay on Prestige's part in exercising any right, power or remedy granted to Prestige herein, will constitute or operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right set forth herein. This Agreement contains the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of, or consent with respect to, any provision of this Agreement, will in any event be effective unless the same is in writing and signed and delivered by Prestige.

24. NEW JERSEY LAW. This Agreement shall be deemed executed in the State of New Jersey and, in all respects shall be governed and construed in accordance with the laws of the State of New Jersey.

25. INDEMNITY. Seller shall hold Prestige harmless from and against any action or other proceeding brought by any account debtor against Prestige arising from Prestige's collecting or attempting to collect any of the Accounts, except for actions based upon Prestige's gross negligence or willful misconduct. Prestige shall hold Seller harmless from and against any action or other proceeding brought by any account debtor against Seller arising from Prestige's gross negligence or willful misconduct in collecting or attempting to collect any of the Accounts.

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26. TERM. This Agreement will remain in effect until August 1, 2004 (the
"Term"). Thereafter, the Term will be automatically extended for successive periods of one (1) year each unless either party provides the other with a written notice of cancellation of at least sixty (60) days prior to the expiration of the initial Term or any renewal Term; provided, however, Prestige may cancel this Agreement at any time upon sixty (60) days notice to Seller. In the event of a breach by Seller of any term or provision of this Agreement or upon Seller's insolvency, Prestige shall have the right to cancel this Agreement without notice to Seller, and all of Seller's obligations to Prestige herein shall be immediately due and payable. In the event of cancellation, the provisions of this Agreement shall remain in full force and effect until all of the Accounts have been paid in full.

27. EARLY TERMINATION. In the event that Seller wishes to terminate the Agreement prior to the expiration of the Term, then in addition to paying Prestige all other obligations due under this Agreement, Seller shall also pay Prestige an early termination fee equal to $7500 per month for each month remaining under the Term. Notwithstanding the foregoing, the early termination fee shall not apply in the event Seller is able to obtain conventional asset based or bank financing to replace Prestige.

28. INVALID PROVISIONS. If any provision of this Agreement shall be declared illegal or contrary to law, it is agreed that such provision shall be disregarded and this Agreement shall continue in force as though said provision had not been incorporated herein.

29. EFFECTIVE. This Agreement shall become effective when it is accepted and executed by an authorized officer of Prestige.

30. JURY WAIVER. The parties hereto hereby mutually waive trial by jury in the event of any litigation with respect to any matter connected with this agreement.



Executed this 30th day of January, 2004


         NORTHGATE INNOVATIONS, INC.


By:      /s/ KENT A. SAVAGE
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         KENT SAVAGE, Chief Executive Officer




Accepted this 6th day of February, 2004


         PRESTIGE CAPITAL CORPORATION


By:      /s/ HARVEY L. KAMINSKI
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         HARVEY L. KAMINSKI, President